                                                                  EXHIBIT 10.114


                                CREDIT AGREEMENT

                                     BETWEEN

                            MICRON ELECTRONICS, INC.

                                       AND

                                 HOSTPRO, INC.,

                                  AS BORROWERS

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION,
                                   AS LENDER,


                         TOTAL COMMITMENT -- $5,370,006


                                  JULY 20, 2001



                                    CONTENTS

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
ARTICLE I.           DEFINITIONS.....................................................................1

         1.1         DEFINED TERMS...................................................................1

         1.2         ACCOUNTING AND FINANCIAL DETERMINATIONS.........................................7

         1.3         HEADINGS........................................................................7

         1.4         ADDITIONAL DEFINITION PROVISIONS................................................7

ARTICLE II.          APPOINTMENT OF BORROWERS' AGENT; JOINT AND SEVERAL LIABILITY....................7

         2.1         APPOINTMENT OF AGENT............................................................7

         2.2         JOINT AND SEVERAL LIABILITY; RIGHTS OF CONTRIBUTION.............................8

ARTICLE III.         THE CREDITS.....................................................................10

         3.1         LOAN............................................................................10

         3.2         INTEREST/FEES...................................................................10

         3.3         INTEREST OPTIONS................................................................11

         3.4         OTHER PAYMENT TERMS.............................................................11

         3.5         CHANGE OF CIRCUMSTANCES.........................................................12

         3.6         TAXES ON PAYMENTS...............................................................13

         3.7         FUNDING LOSS INDEMNIFICATION....................................................13

ARTICLE IV.          ADMINISTRATION..................................................................14

         4.1         STATEMENTS......................................................................14

         4.2         PAYMENTS........................................................................14

ARTICLE V.           SECURITY........................................................................15

         5.1         GRANT OF SECURITY INTEREST......................................................15

         5.2         PERFECTION; DUTY OF CARE........................................................15


                                                                          PAGE i

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
ARTICLE VI.          REPRESENTATIONS AND WARRANTIES..................................................15

         6.1         LEGAL STATUS; SUBSIDIARIES......................................................16

         6.2         DUE AUTHORIZATION; NO VIOLATION.................................................16

         6.3         GOVERNMENT APPROVAL, REGULATION.................................................16

         6.4         VALIDITY; ENFORCEABILITY........................................................16

         6.5         CORRECTNESS OF FINANCIAL STATEMENTS.............................................16

         6.6         TAXES...........................................................................17

         6.7         LITIGATION, LABOR CONTROVERSIES.................................................17

         6.8         TITLE TO PROPERTY, LIENS........................................................17

         6.9         ERISA...........................................................................17

         6.10        ENVIRONMENTAL MATTERS...........................................................17

         6.11        NO DEFAULTS.....................................................................18

         6.12        INSURANCE.......................................................................18

         6.13        FORCE MAJEURE...................................................................18

         6.14        INTELLECTUAL PROPERTY...........................................................18

         6.15        SOLVENCY........................................................................19

         6.16        CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS......................................19

         6.17        COMPLIANCE WITH LAW.............................................................19

         6.18        TRUTH, ACCURACY OF INFORMATION..................................................19

ARTICLE VII.         CONDITIONS......................................................................19

ARTICLE VIII.        COVENANTS.......................................................................20

         8.1         PAYMENTS........................................................................20

         8.2         ACCOUNTING RECORDS..............................................................20

         8.3         FINANCIAL STATEMENTS AND REPORTS................................................21

         8.4         COMPLIANCE......................................................................22


                                                                         PAGE ii


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
         8.5         INSURANCE.......................................................................22

         8.6         22

         8.7         TAXES...........................................................................22

         8.8         NOTICE TO LENDER................................................................22

         8.9         PRESERVATION OF CORPORATE EXISTENCE, ETC........................................23

         8.10        ACCESS..........................................................................23

         8.11        LIENS...........................................................................24

         8.12        MINIMUM LIQUIDITY...............................................................24

         8.13        INVESTMENT ACCOUNT..............................................................24

         8.14        USE OF PROCEEDS.................................................................24

         8.15        FURTHER ASSURANCES..............................................................24

ARTICLE IX.          EVENTS OF DEFAULT...............................................................24

         9.1         EVENTS OF DEFAULT...............................................................24

         9.2         REMEDIES........................................................................25

         9.3         LENDER AS BORROWER'S ATTORNEY...................................................27

ARTICLE X.           MISCELLANEOUS...................................................................28

         10.1        NOTICES.........................................................................28

         10.2        COSTS, EXPENSES, ATTORNEYS' FEES................................................28

         10.3        INDEMNIFICATION.................................................................29

         10.4        SUCCESSORS AND ASSIGNS..........................................................29

         10.5        SETOFF..........................................................................30

         10.6        NO WAIVER; CUMULATIVE REMEDIES..................................................30

         10.7        ENTIRE AGREEMENT; AMENDMENT.....................................................30

         10.8        NO THIRD PARTY BENEFICIARIES....................................................30

         10.9        TIME............................................................................31


                                                                        PAGE iii

         10.10       SEVERABILITY OF PROVISIONS......................................................31

         10.11       GOVERNING LAW...................................................................31

         10.12       CONFIDENTIALITY.................................................................31

         10.13       SUBMISSION TO JURISDICTION......................................................31

         10.14       WAIVER OF JURY TRIAL............................................................32

         10.15       COUNTERPARTS....................................................................32

         10.16       OREGON STATUTORY NOTICE.........................................................32


                                    SCHEDULES

I        Disclosure Schedule


                                    EXHIBITS

A        Note Form
B        Notice of Conversion or Continuation
C        Form of Chief Financial Officer's Certificate




                                                                         PAGE iv

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is entered into as of July 20, 2001 by and between MICRON ELECTRONICS, INC., a Minnesota corporation ("Parent"), HOSTPRO, INC., a Delaware corporation ("HostPro") (Parent and HostPro each hereinafter individually referred to as "Borrower" and collectively referred to as "Borrowers"), and U.S. BANK NATIONAL ASSOCIATION ("Lender").

                                    RECITALS

         Borrowers have requested the credit facilities described herein from Lender, and Lender has agreed to provide said credit facilities to Borrowers on the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Lender and Borrowers hereby agree as follows:

ARTICLE I.        DEFINITIONS

         1.1      DEFINED TERMS

         All terms defined above shall have the meanings set forth above. The following terms shall have the meanings set forth below (with all such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "AGREEMENT" means this Credit Agreement as amended, modified or supplemented from time to time.

         "APPLICABLE RATE" means, at any date, the lesser of (a) the Highest Lawful Rate or (b) the following: (i) with respect to each Prime Rate Loan, a per annum rate equal to the Prime Rate in effect on such date less 100 basis points; and (ii) with respect to each LIBOR Loan, a per annum rate equal to the sum of LIBOR plus 160 basis points.

         "BANKRUPTCY CODE" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "BUSINESS DAY" means (a) for all purposes other than as covered by clause (b) below, any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed in Portland, Oregon or Minneapolis, Minnesota and (b) with respect to all notices, determinations, fundings and payments in connection with any LIBOR interest selection or LIBOR Loan, any day that is a Business Day described in clause (a) above and that also is a day for trading by and between banks in U.S. dollar deposits in the London interbank eurocurrency market.

         "CAPITALIZED LEASE" means, as to any Person, any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATIONS" means, as to any Person, the capitalized amount of all obligations of such Person and its subsidiaries under Capitalized Leases, as determined on a consolidated basis in accordance with GAAP.

         "CASH EQUIVALENT INVESTMENT" means, at any time: (a) any evidence of indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States government; (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investors Service, Inc., or (ii) any Lender (or its holding company); (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender; (d) investments permitted under any investment policy adopted by Borrower and approved by Lender; or (e) any mutual fund holding investments consisting of at least 95% of the foregoing.

         "CHANGE OF LAW" means the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by Lender (or any entity controlling Lender) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority.

         "CLOSING DATE" means the date of this Agreement.

         "CODE" means the Uniform Commercial Code of the State of Oregon, as amended from time to time (including, without limitation, amendments to defined terms).

         "COLLATERAL" means all investment property in the Investment Account, whether now owned or existing or hereafter acquired or arising or in which Borrower now has or hereafter acquires any rights, and all products and proceeds thereof.

         "CONTAMINANT" means any pollutant, hazardous substance, toxic substance, hazardous waste or other substance regulated or forming the basis of liability under any Environmental Law.

         "CONTROL AGREEMENT" means the Control Agreement of even date herewith among Lender, HostPro and U.S. Bancorp Investments, Inc., as amended from time to time.

         "DEFAULT" means (i) an Event of Default, (ii) an event or condition that with the giving of notice or the passage of time, or both, would constitute an Event of Default, or (iii) the filing against Borrower of a petition commencing an involuntary case under the Bankruptcy Code.

         "DISCLOSURE SCHEDULE" means Schedule I attached hereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "ENVIRONMENTAL LAW" means all applicable federal, state and local laws, statutes, ordinances and regulations, and any applicable judicial or administrative interpretation, order, consent decree or judgment, relating to the regulation and protection of the environment. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss. 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss. 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss. 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C.ss. 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss. 1251 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C.ss. 300f et seq.), and their state and local counterparts or equivalents and any applicable transfer of ownership notification or approval statutes.

         "EVENT OF DEFAULT" has the meaning set forth in Section 9.1 hereof.

         "FIXED RATE TERM" means a period of one, two, three or six months, as designated by Borrower, during which a portion of the Loan bears interest determined in relation to LIBOR; provided, however, that no Fixed Rate Term may extend beyond the Maturity Date, and if the last day of a Fixed Rate Term is not a Business Day, such term shall be extended to the next succeeding Business Day, or if the next succeeding Business Day falls in another calendar month, such term shall end on the next preceding Business Day.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

         "GOVERNMENTAL AUTHORITY" means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

         "GOVERNMENTAL RULE" means any applicable law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

         "HIGHEST LAWFUL RATE" means, at the particular time in question, the maximum rate of interest which, under applicable law, Lender is then permitted to charge Borrower on the Loan, and if the maximum rate changes at any time, the Highest Lawful Rate shall increase or decrease, as the case may be, as of the effective time of each such change, without notice to Borrower.

         "INDEMNITEES" has the meaning set forth in Section 10.3 hereof.

         "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 10.3.

         "INVESTMENT" means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) and (b) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "INVESTMENT ACCOUNT" means account no. 11275633 with U.S. Bancorp Investments, Inc.

         "LIBOR" means, for each Fixed Rate Term, the rate per annum (rounded upward if necessary to the nearest whole 1/10,000 of 1%) and determined pursuant to the following formula:

         LIBOR =                Base LIBOR
                      -------------------------------
                      100% - LIBOR Reserve Percentage

As used herein, (a) "Base LIBOR" means the rate per annum determined by Lender to be the offered rate for deposits in U.S. Dollars with a term comparable to such Fixed Rate Term that appears on Dow Jones Markets Service, Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 AM (London time) two Business Days prior to the beginning of such Fixed Rate Term, and (b) "LIBOR Reserve Percentage" means, for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System.

         "LIBOR LOAN" means any portion of the Loan that bears interest with reference to LIBOR.

         "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement or the interest of a lessor under a Capitalized Lease Obligation or any Other Lease.

         "LOAN" means the advance made by Lender to Borrower pursuant to Section 3.1.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Control Agreement and each other agreement, note, notice, document, contract or instrument to which Borrower or any Subsidiary now or hereafter is a party and that is required by Lender in connection with the Obligations.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations or properties of Borrower, (b) the ability of Borrower to perform its obligations under the Loan Documents, or (c) the rights and remedies of Lender under the Loan Documents.

         "MATURITY DATE" means the earlier of July 31, 2003 or the due date determined pursuant to Section 9.2.

         "NOTE" means a promissory note executed by Borrower in favor of Lender evidencing the Loan, substantially in one of the forms attached as Exhibit A hereto.

         "NOTICE OF BORROWING" has the meaning set forth in Section 3.1(b) hereof.

         "NOTICE OF CONVERSION OR CONTINUATION" has the meaning set forth in
Section 3.3(c) hereof.

         "OBLIGATIONS" means all of Borrower's obligations under the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all interest that accrues after the commencement of any case or proceeding by or against Borrower under the Bankruptcy Code, whether or not allowed in such case or proceeding.

         "OTHER LEASE" means any synthetic lease, tax retention operating lease, financing lease or any other lease having substantially the same economic effect as a conditional sale, title retention agreement or similar arrangement.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA.

         "PERMIT" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Governmental Rule.

         "PERMITTED LIENS" means: (a) Liens arising by operation of law for taxes, assessments or governmental charges not yet due; (b) statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers, and other similar persons for services or materials arising in the ordinary course of business for which payment is not yet due; (c) nonconsensual Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (d) Liens for taxes or statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers and other similar persons for services or materials that are due but are being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted and for which reserves have been established to the extent required by GAAP; (e) Liens listed on the Disclosure Schedule; and
(f) Liens granted in the Loan Documents.

         "PERSON" means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

         "PLAN" means an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "PRIME RATE" means, for any day, an interest rate per annum equal to the rate of interest most recently announced within Lender at its principal office as its prime rate, with any change in the prime rate to be effective as of the day such change is announced within Lender and with the understanding that the prime rate is one of Lender's base rates used to price some loans and may not be the lowest rate at which Lender makes any loan, and is evidenced by the recording thereof in such internal publication or publications as Lender may designate.

         "PRIME RATE LOAN" means any portion of the Loan that bears interest at the Prime Rate.

         "RELEASE" means, as to any Person, any unpermitted spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment, and any "release" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.).

         "REMEDIAL ACTION" means all actions required to clean up, remove, prevent or minimize a Release or threat of Release or to perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "STOCK" means shares of capital stock, membership interests, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or other entity, whether voting or nonvoting, and includes, without limitation, common stock and preferred stock.

         "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

         "SUBSIDIARY" means any Person required by GAAP to be included in the consolidated financial reporting of Borrower.

         1.2      ACCOUNTING AND FINANCIAL DETERMINATIONS

         Any accounting term used in this Agreement that is not specifically defined herein shall have the meaning customarily given to it under GAAP, and all accounting determinations and computations under any Loan Document shall be made, and all financial statements required to be delivered under any Loan Document shall be prepared, in accordance with GAAP applied in the preparation of the financial statements referred to in Section 6.5.

         1.3      HEADINGS

         Headings in this Agreement and each of the other Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.

         1.4          ADDITIONAL DEFINITION PROVISIONS

         Whenever the terms "herein," "hereof," "hereto," "hereunder," "therein," "thereof," "thereto," "thereunder," and similar terms contained in this Agreement or any Loan Document refer to this Agreement or other Loan Document, such terms refer to the whole of this Agreement or other Loan Document and not to any particular section, paragraph or provision. All other terms contained in this Agreement that are not defined herein shall, unless the context indicates otherwise, have the meanings provided in the Code to the extent such terms are defined therein.

ARTICLE II.       APPOINTMENT OF BORROWERS' AGENT; JOINT AND SEVERAL LIABILITY

         2.1      APPOINTMENT OF AGENT

         In order to facilitate and insure prompt and accurate communication among Borrowers and Lender and to insure the efficient and effective distribution of proceeds of the Loan, HostPro hereby appoints Parent as its agent to take such actions and make such elections on HostPro's behalf as are delegated to the Borrower in the Loan Documents and for the following purposes:
(i) communicating to and receiving communications from

Lender; (ii) receiving all proceeds of the Loan and making all decisions regarding the distribution of such proceeds among Borrowers as Parent, in its sole discretion, deems fair and appropriate; and (iii) making all decisions and elections with respect to requests for advances of credit and election of interest options.

         2.2      JOINT AND SEVERAL LIABILITY; RIGHTS OF CONTRIBUTION

         (a) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible as if they were merged into a single corporate entity; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Lender hereunder and a desire of Borrowers that each Borrower execute and deliver to Lender this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of the credit contemplated by this Agreement.

         (b) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to Lender for the full and prompt payment of the Obligations and the performance by each Borrower of its obligations hereunder in accordance with the terms of the Loan Documents; (ii) agrees to fully and promptly perform all of its obligations under the Loan Documents with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Lender on demand from and against any loss incurred by Lender (other than a loss arising from Lender's willful misconduct or gross negligence) as a result of any of the obligations of any Borrower under the Loan Documents being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Lender or any other Person, the amount of such loss being the amount which Lender would otherwise have been entitled to recover from such Borrower. Each Borrower hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the Obligations. If and to the extent that either Borrower fails to make any payment with respect to the Obligations as and when due or to perform any of its obligations in accordance with the terms of the Loan Documents, then in each such event the other Borrower will make such payment with respect to, or perform, such obligations.

         (c) The joint and several liability of each Borrower for the Obligations shall be absolute and unconditional irrespective of and shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations. Without limiting the generality of the foregoing, the obligations of each Borrower shall not, except to the extent of payment received, be discharged or impaired or otherwise affected by:

                  (i) any change in the manner, place or terms of payment or performance and/or any change or extension of the time of payment or performance of, renewal or alteration of, any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from any Loan Document, including any increase in the Obligations resulting from the extension of additional credit to any Borrower;

                  (ii) any sale, exchange, release, surrender, realization upon any property at any time pledged or mortgaged to secure any of the Obligations, and/or any offset against, or failure to perfect, or continue the perfection of, any lien in any such property, or delay in the perfection of any such lien, or any amendment or waiver of or consent to departure from any other guaranty for any of the Obligations;

                  (iii) the failure of Lender to assert any claim or demand or to enforce any right or remedy against any Borrower or other Person under the provisions of any Loan Document;

                  (iv) any settlement or compromise of any Obligation, any security therefor or any liability incurred directly or indirectly in respect thereof, and any subordination of the payment of any part thereof to the payment of any obligation (whether due or not) of any other Borrower to creditors of such other Borrower other than any other Borrower;

                  (v) any manner of application of any collateral for the Obligations or proceeds thereof, to any of the Obligations, or any manner of sale or other disposition of any such collateral for all or any of the Obligations or any other assets of any Borrower;

                  (vi) any change, restructuring or termination of the existence of any Borrower; or

                  (vii) any other agreement or circumstance of any nature whatsoever that might in any manner or to any extent vary the risk of any Borrower, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the obligations of any Borrower, or a defense to, or discharge of, any Borrower or other Person relating to any of the Obligations.

         (d) The joint and several liability of Borrowers shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower.

         (e) It is the intent of Borrowers that the indebtedness, obligations and liability hereunder of neither of them be subject to challenge on any basis. Accordingly, as of the date hereof, the liability of Borrower under the Loan Documents, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in an amount sufficient to pay its probable net liabilities (including contingent liabilities) as the same become absolute and matured ("Dated Liabilities") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("Dated Assets"). To this end each Borrower hereby (i) grants to and recognizes in the other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from each of the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this Section that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of its joint and several obligations hereunder.

ARTICLE III.      THE CREDITS

         3.1      LOAN

         (a) On the Closing Date, Lender shall advance $5,370,006 to Borrower ("the Loan"). The Loan shall be evidenced by a Note payable to the order of Lender. Borrowers shall repay the outstanding principal balance of the Loan, together with all accrued and unpaid interest and related fees on the Maturity Date.

         (b) From time to time on any Business Day, Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loan; provided that: (i) each voluntary partial prepayment of LIBOR Loan(s) must be in a minimum of $500,000 and in integral multiples of $100,000, or, if less, the entire principal amount of a LIBOR Loan; and (ii) any prepayment of a LIBOR Loan is subject to the provisions of Section 3.7 hereof. No amount prepaid may be reborrowed.

         3.2      INTEREST/FEES

         (a) INTEREST. The outstanding principal balance of the Loan shall bear interest at the Applicable Rate. The foregoing notwithstanding, the rate of interest applicable at all times during the continuation of an Event of Default shall be a fluctuating rate per annum equal to the Prime Rate in effect from time to time, plus 100 basis points. All fees, expenses and other amounts not paid when due shall bear interest (from the date due until paid) at the rate set forth in the preceding sentence.

         (b) ARRANGEMENT FEE. On the Closing Date, Borrowers shall pay to Lender an arrangement fee of $20,000 as compensation to Lender for arranging this facility and the sale/leaseback facility between Borrower and U.S. Bancorp Oliver-Allen Technology Leasing.

         (c) COMPUTATION AND PAYMENT. All interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest on Prime Rate Loans shall be payable monthly, in arrears, on the first day of each month, upon the conversion of a Prime Rate Loan to a LIBOR Loan, and on the Maturity Date. Interest on LIBOR Loans shall be paid on the last day of each Fixed Rate Term, at the end of the third month with respect to each Fixed Rate Term of six months, and on the Maturity Date.

         3.3      INTEREST OPTIONS

         (a) ELECTION. Subject to the requirement that each LIBOR Loan be in a minimum amount of $500,000 and in integral multiples of $100,000 and the limitation in Section 3.3(b) regarding the number of LIBOR Loans outstanding at any time, (i) except as otherwise provided herein, at any time when a Default is not continuing Parent may convert all or any portion of a Prime Rate Loan to a LIBOR Loan for a Fixed Rate Term designated by Parent, and (ii) at any time Parent may convert all or a portion of a LIBOR Loan at the end of the Fixed Rate Term applicable thereto to a Prime Rate Loan or, if no Default is continuing, to a LIBOR Loan for a new Fixed Rate Term designated by Parent. If Parent has not made the required interest rate conversion or continuation election prior to the last day of any Fixed Rate Term, Borrower shall be deemed to have elected to convert such LIBOR Loan to a Prime Rate Loan.

         (b) MAXIMUM NUMBER OF LIBOR LOANS. At no time shall there be more than five LIBOR Loans outstanding at any time.

         (c) NOTICE TO LENDER. Parent shall request each interest rate conversion or continuation by giving Lender irrevocable written notice or telephonic notice (confirmed promptly in writing), in the form of Exhibit B attached hereto (a "Notice of Conversion or Continuation"), that specifies, among other things: (i) the portion of the Loan to which such Notice of Conversion or Continuation applies; (ii) the principal amount that is the subject of such conversion or continuation; (iii) the proposed date of such conversion or continuation, which shall be a Business Day; and (iv) if such Notice pertains to a LIBOR interest selection, the length of the applicable Fixed Rate Term. Any such Notice of Conversion or Continuation must be received by Lender not later than (w) at least one Business Day prior to the effective date of any Prime Rate interest selection, and (x) at least three Business Days prior to the effective date of any LIBOR interest selection.

         3.4      OTHER PAYMENT TERMS

         (a) AUTOMATIC DEBIT. Lender may, and Borrower hereby authorizes Lender to, debit any deposit account of Borrower with Lender for all payments of principal, interest, fees and other amounts due under the Loan Documents as they become due, provided that Lender shall first debit HostPro's account no. 153690872152 with Lender, before debiting any other account.

         (b) MANNER. Borrower shall make all payments due to Lender under the Loan Documents by payment to Lender in lawful money of the United States and in same day or immediately available funds not later than 11:00 AM (Portland time) on the date due.

         (c) DATE. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

         (d) APPLICATION OF PAYMENTS. All payments under the Loan Documents (including prepayments) shall be applied first to unpaid fees, costs and expenses then due and payable under the Loan Documents, second to accrued interest then due and payable under the Loan Documents and finally to reduce the outstanding principal amount of the Loan.

         3.5      CHANGE OF CIRCUMSTANCES

         (a) INABILITY TO DETERMINE RATE. If Lender at any time determines that adequate and reasonable means do not exist for ascertaining LIBOR or that LIBOR does not accurately reflect Lender's cost of making or maintaining LIBOR interest rates hereunder, then Lender shall give telephonic notice (promptly confirmed in writing) to Borrower of such determination. If such notice is given and until such notice has been withdrawn in writing by Lender, no LIBOR interest option may be selected by Borrower and each LIBOR Loan, subsequent to the end of the Fixed Rate Term applicable thereto, shall become a Prime Rate Loan.

         (b) ILLEGALITY: TERMINATION OF COMMITMENT. Notwithstanding any other provisions herein, if any Change of Law shall make it unlawful for Lender
(i) to make a LIBOR interest rate available, or (ii) to maintain LIBOR interest rates hereunder, then, in the former event, any obligation of Lender to make available such unlawful LIBOR interest rate shall be suspended until such time as it is once again lawful to make such rate available, and in the latter event, any such unlawful LIBOR interest rate then outstanding shall be converted so that interest is determined in relation to the Prime Rate pursuant to the terms of this Agreement; provided, however, if any such Change in Law shall permit a LIBOR interest rate until the expiration of the Fixed Rate Term relating thereto, then such permitted LIBOR interest rate shall continue as such until the end of such Fixed Rate Term. If as a result of this Section a LIBOR interest rate is converted to a lower interest rate, Borrower shall pay to Lender immediately upon demand such amount or amounts as may be necessary to compensate Lender for any loss in connection therewith.

         (c) CHARGES: ILLEGALITY. Upon the occurrence of any event described in Section 3.5(b) hereof, Borrower shall pay to Lender, on demand, such amount or amounts as may be necessary to compensate Lender for any fines, fees, charges, penalties or other amounts payable by Lender as a result thereof and that are attributable to LIBOR interest rates made available to Borrower hereunder. In determining which amounts payable by Lender and/or losses incurred by Lender are attributable to LIBOR interest rates made available to Borrower hereunder, any reasonable allocation made by Lender among its operations shall, in the absence of manifest error, be conclusive and binding upon Borrower.

         (d) INCREASED LIBOR LOAN COSTS, ETC. Borrower shall reimburse Lender for any increase in the cost to Lender of, or any reduction in the amount of any sum receivable by Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any portion of the Loan as, or of converting (or of its obligation to convert) any portion of the Loan into, LIBOR Loans which results from any Change of Law announced after the Closing Date. Lender shall promptly notify Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor, that substantially all similarly situated borrowers are being treated similarly and the calculation of the additional amount required fully to compensate Lender for such increased cost or reduced amount. Such additional amounts shall be payable by Borrower to Lender within five days of Borrower's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Borrower.

         (e) CAPITAL REQUIREMENTS. If Lender determines that any Change of Law regarding capital adequacy which is announced after the Closing Date has or shall have the effect of reducing the rate of return on the capital of Lender (or any entity controlling Lender) as a consequence of Lender's obligations hereunder to a level below that which Lender or such entity would have achieved but for such Change of Law (taking into consideration Lender's or such entity's policies with respect to capital adequacy), by an amount deemed by Lender to be material, then from time to time, within fifteen days after demand by Lender, Borrower shall pay to Lender or such entity such additional amounts as shall compensate Lender or such entity for such reduction. Any request by Lender under this Section shall set forth in reasonable detail the basis of the calculation of such additional amounts, shall state that substantially all similarly situated borrowers are being treated similarly and shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes.

         3.6      TAXES ON PAYMENTS

         All payments made by Borrower under the Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except taxes based on net income imposed on Lender) (with all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter referred to herein as "Taxes"). If any Taxes are required to be withheld from any amounts payable to Lender under the Loan Documents, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents. Whenever any Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender as a result of any such failure. This Section shall survive the payment in full and performance of all of Borrower's other Obligations.

         3.7      FUNDING LOSS INDEMNIFICATION

         Borrower will indemnify Lender upon demand against any loss or expense which Lender may sustain or incur as a consequence of (a) any payment of any portion of the principal of a LIBOR Loan before the last day of the Fixed Rate Term applicable thereto (whether through voluntary prepayment, acceleration or otherwise), or (b) any failure to borrow the full amount of a requested LIBOR Loan set forth in any Notice of Borrowing or to convert or continue at the LIBOR interest option any portion of a Loan in accordance with a Notice of Conversion or Continuation (in either event, whether as a result of the failure to satisfy any applicable conditions or otherwise). Lender's determination of the amount payable under this Section shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes. In determining such amount, A Lender may use any reasonable averaging and attribution methods and Lender shall be deemed to have actually funded and maintained all LIBOR Loans during the applicable Fixed Rate Term through the purchase of deposits having a term corresponding to such Fixed Rate Term and bearing interest at a rate equal to LIBOR for such Fixed Rate Term. This Section shall survive the payment in full and performance of all of Borrower's other Obligations.

ARTICLE IV.       ADMINISTRATION

         4.1      STATEMENTS

         From time to time Lender may render to Borrower a statement setting forth the balance in the loan account(s) maintained by Lender for Borrower pursuant to this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives notice from Borrower of any specific exceptions thereto within thirty days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in the loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

         4.2      PAYMENTS

         All amounts due under any of the Loan Documents shall be payable to such account as Lender may designate from time to time. Borrower shall make all payments due hereunder free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower hereby indemnifies and holds Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section shall survive the payment in full and performance of all of Borrower's other Obligations.

ARTICLE V.        SECURITY

         5.1      GRANT OF SECURITY INTEREST

         Borrower hereby grants to Lender a security interest in all of the Collateral as security for the full and prompt payment in cash and performance of the Obligations.

         5.2      PERFECTION; DUTY OF CARE

         (a) Until all the Obligations have been fully satisfied and paid in cash, Borrower shall perform all steps requested by Lender to perfect, maintain and protect Lender's security interest in the Collateral. Borrower hereby authorizes Lender to file UCC financing statements.

         (b) Borrower shall pay or cause to be paid all taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to the Collateral or any part thereof; provided, however, Borrower shall not be required to pay any tax if the validity and/or amount thereof is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted of which Borrower has given prior notice to Lender and for which appropriate reserves have been established and so long as levy and execution have been and continue to be stayed. If Borrower fails to pay or so contest and reserve for such taxes, assessments and governmental charges, Lender may (but shall not be required to) pay the same and add the amount of such payment to the principal of the Loan.

         (c) In order to protect or perfect the security interest granted under the Loan Documents, Lender may discharge any Lien that is not a Permitted Lien or bond the same and add the same to the principal of the Loan.

         (d) Lender shall have no duty of care with respect to the Collateral, except to exercise reasonable care with respect to the Collateral in its custody, but shall be deemed to have exercised reasonable care if such property is accorded treatment either (i) substantially equal to that which it accords its own property or (ii) as Borrower requests in writing, provided that no failure to comply with any such request nor any omission to do any such act requested by Borrower shall be deemed a failure to exercise reasonable care. Lender's failure to take steps to preserve rights against any parties or property shall not be deemed to be a failure to exercise reasonable care with respect to the Collateral in its custody.

ARTICLE VI.       REPRESENTATIONS AND WARRANTIES

         Borrower makes the following representations and warranties to Lender, subject to the exceptions set forth on the Disclosure Schedule, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the performance and payment in full, in cash, of all Obligations:

         6.1      LEGAL STATUS; SUBSIDIARIES

         Borrower and each Subsidiary is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all Permits and other approvals to enter into and perform the Obligations and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to have so qualified or have such power and authority could not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in Section 5.1 of the Disclosure Schedule, Borrower has no Subsidiaries and does not otherwise own or hold, directly or indirectly, any Stock or Stock Equivalents.

         6.2      DUE AUTHORIZATION; NO VIOLATION

         The execution, delivery and performance by Borrower of the Loan Documents executed or to be executed by it are within Borrower's powers, have been duly authorized by all necessary action, and do not (a) contravene its [certificate] [articles] of incorporation and by-laws; (b) contravene any contractual restriction or Governmental Rule binding on or affecting Borrower; or (c) result in, or require the creation or imposition of, any Lien on Borrower's or any Subsidiary's property, except Liens for the benefit of Lender.

         6.3      GOVERNMENT APPROVAL, REGULATION

         No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by Borrower of the Loan Documents to which it is a party. Neither Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with, Regulation U or X of the Board of Governors of the Federal Reserve System

         6.4      VALIDITY; ENFORCEABILITY

         The Loan Documents executed by Borrower constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

         6.5      CORRECTNESS OF FINANCIAL STATEMENTS

         The consolidated financial statements of Parent and the Subsidiaries dated as of March 1, 2001 heretofore delivered to Lender (a) present fairly in all material respects the financial condition and results of operations of Borrower and the Subsidiaries; (b) disclose all liabilities of Borrower and the Subsidiaries that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) have been prepared in accordance with GAAP consistently applied. Except as disclosed to Lender pursuant to Section 8.3, since the date of such financial statements there has been no change or changes that have resulted in a Material Adverse Effect.

         6.6      TAXES

         Borrower and each Subsidiary has filed, or caused to be filed, all federal, state, local and foreign tax returns required to be filed by it, and has paid, or caused to be paid, all taxes as are shown on such returns, or on any assessment received by it, to the extent that such taxes have become due, except as otherwise contested in good faith. Borrower has set aside proper amounts on its books, determined in accordance with GAAP, for the payment of all taxes for the years that have not been audited by the respective tax authorities and for taxes being contested by it.

         6.7      LITIGATION, LABOR CONTROVERSIES

         There is no pending or, to the knowledge of Borrower, threatened litigation, action, proceeding, or labor controversy affecting Borrower or any Subsidiary, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, neither Borrower nor any Subsidiary is a party to, and has no obligations under, any collective bargaining agreement.

         6.8      TITLE TO PROPERTY, LIENS

         Borrower and each Subsidiary has good, indefeasible, and merchantable title to and ownership of the Collateral, free and clear of all Liens, except Permitted Liens.

         6.9      ERISA

         Borrower and each Subsidiary are in compliance in all material respects with the applicable provisions of ERISA. Neither Borrower nor any Subsidiary has violated any provision of any Plan maintained or contributed to by it in a manner that could reasonably be expected to result in a Material Adverse Effect. No "reportable event" (as defined in Title IV of ERISA) has occurred and is continuing with respect to any Plan initiated by it.

         6.10     ENVIRONMENTAL MATTERS

         Borrower and each Subsidiary is in compliance in all material respects with all Environmental Laws applicable to it, other than such noncompliance as in the aggregate could not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary has received notice that it is the subject of any federal or state investigation evaluating whether any Remedial Action is needed, except for such notices received that in the aggregate do not refer to Remedial Actions that could reasonably be expected to result in a Material Adverse Effect. There have been no Releases by Borrower or any Subsidiary that could result in a Material Adverse Effect.

         6.11     NO DEFAULTS

         No facts or circumstances exist which would constitute a breach of any obligation, representation or warranty of Borrower hereunder if this Agreement were in effect immediately prior to Borrower's execution hereof. There is no Governmental Rule the compliance with which by Borrower or any Subsidiary could reasonably be expected to have a Material Adverse Effect.

         6.12     INSURANCE

         All current policies of insurance of any kind or nature owned by or issued to Borrower and the Subsidiaries, including, without limitation, policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of its size and character. Neither Borrower nor any Subsidiary has any reason to believe that it will be unable to comply with Section 8.5.

         6.13     FORCE MAJEURE

         Neither Borrower's nor any Subsidiary's business or properties is currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         6.14     INTELLECTUAL PROPERTY

         Borrower and each Subsidiary owns or licenses or otherwise has the right to use all material licenses, Permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, software, authorizations and other intellectual property rights and general intangibles that are necessary for the operation of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, all trade names, which infringement or conflict could reasonably be expected to have a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any Subsidiary infringes upon or conflicts with any rights owned by any other Person, which infringement or conflict could reasonably be expected to have a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or, to its knowledge, threatened, the existence of which could reasonably be expected to have a Material Adverse Effect. No patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to its knowledge, proposed, other than those the consequences of which in the aggregate could not have a Material Adverse Effect.

         6.15     SOLVENCY

         Borrower and each Subsidiary has received consideration that is the reasonably equivalent value of the obligations and liabilities that it has incurred to Lender. Borrower and each Subsidiary is not insolvent as defined in any applicable state or federal statute, nor will it be rendered insolvent by the execution and delivery of this Agreement or the other Loan Documents. Neither Borrower nor any Subsidiary intends to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature. Borrower and each Subsidiary has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         6.16     CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS

         Borrower's chief executive office and principal place of business is set forth in Section 6.16 of the Disclosure Schedule. Borrower's books and records are located at its chief executive office.

         6.17     COMPLIANCE WITH LAW

         Borrower and each Subsidiary is in compliance with all Governmental Rules and law, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.18     TRUTH, ACCURACY OF INFORMATION

         All factual information furnished by Borrower and each Subsidiary to Lender in connection with the Loan Documents is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the information furnished, in light of the circumstances under which furnished, not misleading (it being recognized that the projections and forecasts provided by Borrower are not to be viewed as facts and that actual results during the period covered by any such projections and forecasts may differ from the projected or forecasted results).

ARTICLE VII.      CONDITIONS

         The obligation of Lender to extend any credit contemplated by this Agreement is subject to the fulfillment to Lender's satisfaction of all of the following conditions:

         (a) DOCUMENTATION. Lender shall have received, in form and substance satisfactory to it, each of the following duly executed:

                  (i)      this Agreement, the Note and the Control Agreement;

                  (ii) from Borrower, a certificate of its secretary or assistant secretary dated as of the Closing Date as to: (A) resolutions of its board of directors then in full force and effect authorizing the execution, delivery and performance of each of the Loan Documents to be executed by it; (B) its certificate or articles of incorporation and by-laws, a copy of each of which is attached; and (C) the incumbency and signatures of those of its officers authorized to act with respect to the Loan Documents to be executed by it;

                  (iii) with respect to Borrower: (A) from the Secretary of State (or other appropriate governmental official) of its jurisdiction of incorporation, a good standing certificate or certificate of existence, as applicable, and a certified copy of its certificate or articles of incorporation; and (B) a certificate of good standing as a foreign corporation in each jurisdiction described in Section 6.1;

                  (iv) an opinion of Fenwick & West LLP counsel to Borrower, as to such matters as Lender shall reasonably require; and

                  (v)      such other documents as Lender may require.

         (b) FINANCIAL CONDITION. There is no event or circumstance that can reasonably be expected to have a Material Adverse Effect.

         (c) FEES AND EXPENSES. Borrower shall have paid all fees and invoiced costs and expenses then due pursuant to the terms of this Agreement.

         (d) INSURANCE. Borrower shall have delivered to Lender evidence of the insurance coverage, including loss payable endorsements, required pursuant to Section 8.5.

ARTICLE VIII.     COVENANTS

         Borrower covenants that so long as Lender remains committed to extend credit to Borrower pursuant to the terms hereof and until performance and payment in full, in cash, of all Obligations, Borrower shall:

         8.1      PAYMENTS

         Pay all principal, interest, fees and other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

         8.2      ACCOUNTING RECORDS

         Keep, and cause each Subsidiary to keep, accurate books and records of its financial affairs of it and its Subsidiaries sufficient to permit the preparation of financial statements therefrom in accordance with GAAP.

         8.3      FINANCIAL STATEMENTS AND REPORTS

         Provide to Lender all of the following, in form and detail reasonably satisfactory to Lender and with sufficient copies for distribution to Lender:

                  (i) as soon as available but not later than 90 days after and as of the end of each fiscal year of Parent, a copy of the annual unqualified audit report for such fiscal year for Parent and the Subsidiaries, including therein consolidated balance sheets of Parent and the Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of Parent and the Subsidiaries for such fiscal year, in each case certified in a manner acceptable to Lender by independent public accountants acceptable to Lender, together with a report from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, of which they are aware being taken to cure it;

                  (ii) as soon as available but not later than 45 days after and as of the end of each of Parent's first three fiscal quarters, nor later than 90 days after and as of the end of each of Parent's fourth fiscal quarters, consolidated and consolidating balance sheets of Parent and the Subsidiaries as of the end of such fiscal quarter and consolidated and consolidating statements of earnings and cash flow of Parent and the Subsidiaries for such fiscal quarter and for fiscal year-to-date, together with a comparison of Parent's financial condition for such quarter and year-to-date with the corresponding quarter and year-to-date in Parent's immediately preceding fiscal year;

                  (iii) contemporaneously with the delivery of each financial statement required hereby, a certificate of Parent's chief financial officer or treasurer substantially in the form of Exhibit C attached hereto (A) certifying that such financial statements fairly present in all material respects Parent's consolidated balance sheet as of the end of such quarter/year and consolidated income and cash flow for such quarter/year and year-to-date (subject to normal year-end adjustments),
         (B) stating that no Default existed at any time during the period covered by such statement, except for those events or conditions, if any, described in such certificate in reasonable detail together with a statement of any action taken or proposed to be taken with respect thereto;

                  (iv) promptly upon receipt, a copy of each monthly statement of activity in the Investment Account;

                  (v) promptly after the sending or filing thereof, copies of all reports which Parent sends to any of its securityholders, and all reports and registration statements which Parent or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; and

                  (vi) from time to time such other information as Lender may reasonably request.

         8.4      COMPLIANCE

         Comply in all material respects, and cause each Subsidiary to comply in all material respects, with all Governmental Rules, contractual obligations, commitments, instruments, licenses, Permits and franchises, other than such noncompliance the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         8.5      INSURANCE

         Maintain, and cause each Subsidiary to maintain, in full force and effect such property, casualty, business, liability and other insurance with respect to its activities as is customary in the case of similar businesses or as may be reasonably required by Lender. Such liability insurance maintained by Borrower shall name Lender as an additional insured with respect to the activities of Borrower and shall be provided by insurer(s) reasonably acceptable to Lender.

         8.6

         Reserved

         8.7      TAXES

         Pay and discharge, and cause each Subsidiary to pay and discharge, when due any and all taxes, both real or personal, including without limitation Federal and state income taxes and state and local property taxes and assessments, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and for which Borrower has made provision for adequate reserves in accordance with GAAP, or except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         8.8      NOTICE TO LENDER

         (a) Promptly (but in no event more than two Business Days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (i) the occurrence of any Default; (ii) any termination or cancellation of any insurance policy which Borrower or any Subsidiary is required to maintain, unless such policy is replaced without any break in coverage with an equivalent or better policy; or (iii) the occurrence of any event that could reasonably be expected to have a Material Adverse Effect.

         (b) As soon as possible and in any event within ten days after Borrower knows or has reason to know that any "reportable event" (as defined in Title IV of ERISA) that triggers an obligation to file a notice with the PBGC with respect to any Plan has occurred, deliver to Lender a statement of the President or chief financial officer of Borrower setting forth details as to such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event to the PBGC.

         (c) Promptly, upon receipt (but in no event more than two Business Days after receipt) of a notice by Borrower, any affiliate of Borrower or any administrator of any Plan that the PBGC has instituted proceedings to terminate a Plan or to appoint a trustee to administer a Plan, provide to Lender a copy of such notice.

         (d) Give Lender at least 30 days prior written notice in advance of: (i) any merger or consolidation of Borrower or any Subsidiary with any other Person (other than a merger of a Subsidiary into another Subsidiary or into Borrower); (ii) any acquisition of all or substantially all of the Stock or Stock Equivalents of any other Person; (iii) Borrower or any Subsidiary acquiring all or substantially all of the assets of any Person; or (iv) Borrower or any Subsidiary selling, conveying or otherwise disposing of all or substantially all of its assets.

         (e) Give Lender at least 30 days prior written notice before making any change in its name.

         8.9      PRESERVATION OF CORPORATE EXISTENCE, ETC.

         Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, preserve and maintain, and cause each Subsidiary to preserve and maintain, all licenses, Permits, governmental approvals, rights, privileges, franchises and General Intangibles necessary for the conduct of its business, and its corporate existence and rights (charter and statutory).

         8.10     ACCESS

         (a) At any reasonable time and upon reasonable prior notice from Lender (unless a Default shall have occurred and be continuing, in which case no prior notice is necessary), permit Lender and/or any of Lender's agents or representatives, to (i) examine and make copies of and abstracts from Borrower's and each Subsidiary's records and books of account,

(ii) visit Borrower's and each Subsidiary's properties, (iii) discuss Borrower's and each Subsidiary's affairs, finances and accounts with any of its officers or directors who may then be reasonably available, (iv) communicate directly with Borrower's and each Subsidiary's independent certified public accountants, and
(v) examine and inspect Borrower's and each Subsidiary's assets. Borrower shall authorize its independent certified public accountants to disclose to Lender any and all financial statements and other information of any kind, including, without limitation, copies of any management letter, work papers or the substance of any oral information that such accountants may have with respect to the business, financial condition, results of operations or other affairs of Borrower and each Subsidiary.

         (b) Borrower shall execute and deliver at the request of Lender such instruments as may be necessary for Lender to obtain such information concerning the business of Borrower as Lender may require from accountants, service bureaus or others having custody of or maintaining records or assets of Borrower or any Subsidiary, provided that the foregoing shall not (and is not intended to) require Borrower to take any action that would constitute a waiver of Borrower's attorney/client privilege with any of Borrower's attorneys.

         8.11     LIENS

         Keep the Collateral free and clear of all Liens, except Permitted
Liens.

         8.12     MINIMUM LIQUIDITY

         At all times, own and maintain cash and Cash Equivalent Investments, including cash and Cash Equivalent Investments maintained in the Investment Account, of at least $75,000,000.

         8.13     INVESTMENT ACCOUNT

         At all times, maintain cash and Cash Equivalent Investments in the Investment Account of not less than $6,715,500.

         8.14     USE OF PROCEEDS

         Use the proceeds of the Loan solely to facilitate the acquisition of equipment on or after the Closing Date.

         8.15     FURTHER ASSURANCES

         At Lender's request at any time and from time to time, duly execute and deliver, and cause each Subsidiary to execute and deliver, such further agreements, documents and instruments, and do or cause to be done such further acts as may reasonably be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of the Loan Documents, at Borrower's expense. Lender may at any time and from time to time request a certificate from Borrower representing that all conditions precedent to the advancement of credit contained herein are satisfied. In the event of such request by Lender, each Lender may cease to make any further advancements of credit until Lender has received such certificate and Lender has determined that such conditions are satisfied.

ARTICLE IX.       EVENTS OF DEFAULT

         9.1      EVENTS OF DEFAULT

         The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) Borrower shall fail to pay when due any principal amount payable under the Loan Documents;

         (b) any financial statement or certificate furnished to Lender in connection with, or any representation or warranty made by Borrower under, any of the Loan Documents shall prove to be false or misleading in any material respect when furnished or made;

         (c) any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained in Sections 5.2(a), 8.10, 8.11, 8.12 and 8.13;

         (d) any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained in any Loan Document (other than those referred to in subsections (a) through (c) above) for 30 days after written notice thereof has been given to Borrower by Lender;

         (e) Borrower becomes insolvent, or suffers or consents to or applies for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or is generally unable to or fails to pay its debts as they become due, or makes a general assignment for the benefit of creditors; Borrower files a voluntary petition in bankruptcy, or seeks to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code or under any state or other Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower and is not dismissed, stayed or vacated within 60 days thereafter or Borrower files an answer admitting the jurisdiction of the court and the material allegations of any such involuntary petition; Borrower is adjudicated a bankrupt, or an order for relief is entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors; or Borrower takes any corporate action authorizing, or in furtherance of, any of the foregoing;

         (f) if any of the following events occur: (a) any Plan incurs any "accumulated funding deficiency" (as defined in ERISA) whether waived or not,
(b) Borrower or any affiliate engages in any "prohibited transaction" (as defined in ERISA), (c) any Plan is terminated, (d) a trustee is appointed by an appropriate United States district court to administer any Plan, or (e) the PBGC institutes proceedings to terminate any Plan or to appoint a trustee to administer any Plan;

         (g) the dissolution or liquidation of Borrower, or Borrower or its directors or stockholders shall take action seeking to effect the dissolution or liquidation of Borrower; or

         (h) Lender's Lien in the Investment Account shall at any time cease to be a first priority perfected security interest.

         9.2      REMEDIES

         (a) During the continuance of any Event of Default (other than an Event of Default referred to in Section 9.1(e) hereof), Lender may by written notice to Parent, (i) terminate the obligations of Lender to extend any further credit under any of the Loan Documents, and (ii) declare all or any part of the Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrowers, and/or take such enforcement action as is permitted under this Section 9.2. Upon the occurrence or existence of any Event of Default described in Section 9.1(e), immediately and without notice, (A) the obligations, if any, of Lender to extend any further credit under any of the Loan Documents shall automatically cease and terminate, and (B) all indebtedness of Borrowers under the Loan Documents shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower.

         (b) During the continuance of an Event of Default, Lender, in addition to any other rights and remedies contained in the Loan Documents, shall have all of the rights and remedies of a secured party under the Code and all other applicable law, all of which rights and remedies shall be cumulative and nonexclusive to the extent permitted by law. Lender may cause the Collateral to remain on Borrower's premises, at Borrower's expense, pending sale or other disposition thereof. Lender shall have the right to conduct such sales on Borrower's premises or elsewhere, at Borrower's expense, on such occasion(s) as Lender may see fit, and Borrower, at Lender's request, will, at Borrower's expense, assemble the Collateral and make it available to Lender at such place(s) as Lender may reasonably designate from time to time. Any sale, lease or other disposition by Lender of the Collateral, or any part thereof, may be for cash or other value. Borrower shall execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, deeds, waivers, certificates and affidavits and take such further action as Lender shall reasonably require in connection with such sale, and Borrower hereby constitutes Lender as its attorney-in-fact to execute any such instrument, document, assignment, deed, waiver, certificate or affidavit on behalf of Borrower and in its name. At any sale of the Collateral, the Collateral to be sold may be sold in one lot as an entirety or in separate lots as Lender may determine. Lender shall not be obligated to make any sale of any Collateral if it determines not to do so, regardless of the fact that notice of sale was given. Lender may, without notice or publication, adjourn any public or private sale or cause the sale to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In case any sale of Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Lender until the sale price is paid, but Lender shall not incur any liability if any purchaser fails to pay for any Collateral so sold and, in case of any such failure, such Collateral may be sold again. At any public sale, Lender (i) may bid for or purchase the Collateral offered for sale free (to the extent permitted by law) from any rights of redemption, stay or appraisal on the part of Borrower with respect to the Collateral, the Collateral offered for sale, (ii) make payment on account thereof by using any claim then due and payable to Lender from Borrower as a credit against the purchase price, and (iii) upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Borrower therefor. Borrower acknowledges that portions of the Collateral may be difficult to preserve and dispose of and may be subject to complex maintenance and management; accordingly, Lender shall have the widest possible latitude in the exercise of its rights and remedies hereunder.

         (c) Lender is hereby granted a license and right to use, without charge upon the occurrence and during the continuance of an Event of Default and until the Obligations are fully and finally paid in cash, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, advertising material, general intangibles and any property of a similar nature in completing the production, advertising for sale and sale of any Collateral.

         (d) Any notice required to be given by Lender with respect to any of the Collateral which notice is given pursuant to Section 10.1 and deemed received pursuant to Section 10.1 at least five Business Days before a sale, lease, disposition or other intended action by Lender with respect to any of the Collateral shall constitute fair and reasonable notice to Borrower of any such action. A public sale in the following fashion shall be conclusively presumed to be reasonable: (i) the sale is held in a county where any part of the Collateral is located or in which Borrower has a place of business; (ii) the sale is conducted by auction, but it need not be by a professional auctioneer; (iii) any Collateral is sold as is and without any preparation for sale; and (iv) Parent is given notice of such public sale pursuant to the preceding sentence.

         (e) Lender shall have no obligation (i) to preserve any rights to the Collateral against any Person, (ii) to make any demand upon or pursue or exhaust any rights or remedies against Borrower or others with respect to payment of the Obligations, (iii) to pursue or exhaust any rights or remedies with respect to any of the Collateral or any other security for the Obligations, or (iv) to marshal any assets in favor of Borrower or any other Person against or in payment of any or all of the Obligations.

         (f) Borrower recognizes that federal and/or state securities and other laws may limit the flexibility desired to achieve an otherwise commercially reasonable disposition of Collateral, and in the event of potential conflict between such laws and what in other circumstances might constitute commercial reasonableness, it is intended that consideration of such laws will prevail over attempts to achieve such commercial reasonableness. In connection with any sale or other disposition of Collateral, compliance by Lender with the written advice of its counsel concerning the potential effect of any such law will not be cause for Borrower, or any other Person, to claim that such sale or other disposition was not commercially reasonable.

         (g) Borrower shall pay to Lender on demand and as part of the Obligations, all costs and expenses, including court costs and costs of sale, incurred by Lender in exercising any of its rights or remedies hereunder, and all costs and expenses incurred in connection with any review of any part of the Collateral.

         9.3      LENDER AS BORROWER'S ATTORNEY

         Borrower hereby appoints Lender or any other Person whom Lender may designate, as Borrower's attorney, with power during the continuation of an Event of Default: to ask for, demand, sue for, collect, receive, receipt and give aquittance for any and all moneys due or to become due with respect to any Collateral; to settle, compromise, prosecute or defend any action, claim or proceeding with respect to Collateral; to sell, assign, pledge, transfer and make any agreement with respect to or otherwise deal with the Collateral; and to do all things necessary to perfect Lender's security interest in the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement; provided, however, that nothing contained in this Section 9.3 will be construed as requiring or obligating Lender to take any action. Provided Lender acts in a reasonable manner, Borrower ratifies and approves all acts of such attorney, and neither Lender nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power being coupled with an interest is irrevocable until the Obligations have been fully satisfied and indefeasibly paid in cash or the financing arrangements between Lender and Borrower are terminated, whichever shall later occur.

ARTICLE X.        MISCELLANEOUS

         10.1     NOTICES

         Any notice required or permitted to be given hereunder will be in writing, will be addressed to the party to be notified at the address set forth below, or at such other address as each party may designate for itself from time to time by notice hereunder, and will be deemed to have been validly given (i) five days following deposit in the United States mail, with proper first-class postage prepaid, (ii) the next Business Day after notice was delivered to a regularly scheduled overnight delivery carrier, or (iii) upon receipt of notice given by fax, mailgram, telegram, telex or personal delivery:

                  To Parent or Borrowers:   Micron Electronics, Inc.
                                            900 East Karcher Road
                                            Nampa, ID  83687
                                            Attn:  Derick Rhoton
                                            Fax No.:  (208) 898-7088

                  To Lender:           U.S. Bank National Association
                                       111 SW Fifth Avenue
                                       Portland, OR  97204
                                       Attn:  Ross A. Beaton
                                       Fax No.: (503) 275-5795

         10.2     COSTS, EXPENSES, ATTORNEYS' FEES

         Borrowers shall pay immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise), incurred by Lender in connection with (a) the negotiation and preparation of the Loan Documents, (b) the enforcement, preservation or protection (or attempted enforcement, preservation or protection) of Lender's rights, including, without limitation, periodic collateral examinations, and/or the collection of any amounts which become due under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

         10.3     INDEMNIFICATION

         (a) To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and hold harmless Lender and each of its officers, directors, shareholders, employees, agents, attorneys and affiliates (collectively, "Indemnitees") from and against any liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise) and other expenses, including the allocated costs and expenses of internal counsel) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to any Loan Document, including without limitation any use by Borrower of any proceeds of credit advanced, except to the extent such liability arises from the willful misconduct or gross negligence of the Indemnitees (collectively, the "Indemnified Liabilities").

         (b) Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to such Lender. Lender may also require Borrower to defend the matter. Any failure or delay of Lender to notify Borrower of any such suit, claim or demand shall not relieve Borrower of its obligations under this Section, but shall reduce such obligations to the extent of any increase in those obligations caused solely by an unreasonable failure or delay in providing such notice. Borrower may not settle or otherwise compromise any claim with respect to any Indemnified Liability unless the settlement includes an unconditional release of the Indemnitee from all liability on claims that are the subject of such settlement and may not settle or otherwise compromise any claim with respect to any Indemnified Liability, other than a claim for money damages, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

         (c) If and to the extent that the foregoing undertaking may be unenforceable for any reason Borrower shall make the maximum contribution permissible under applicable law to the payment and satisfaction of each of the Indemnified Liabilities.

         (d) This Section shall survive the payment in full and performance of all of Borrower's other Obligations.

         10.4     SUCCESSORS AND ASSIGNS

         (a) The Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided, however, that Borrower may not assign or transfer its interest hereunder. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and benefits under each of the Loan Documents.

         (b) Without limitation, Lender may disclose the Loan Documents, and any financial or other information relating to Borrower, to its affiliates, auditors and legal counsel, to any potential participant or assignee and to any Governmental Authority to the extent that such disclosure is required by law and as required in order to comply with a subpoena or order issued by a court of competent jurisdiction or by a legislative or regulatory body.

         10.5     SETOFF

         In addition to any of Lender's others rights and remedies, Lender shall have the right without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, during the continuance of an Event of Default to setoff and apply against any indebtedness, whether matured or unmatured, of Borrower to Lender any amount owing from Lender or any affiliate thereof to Borrower at any time during the continuation of an Event of Default. This right of setoff may be exercised by Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by Lender prior to the occurrence of an Event of Default. Lender agrees promptly to notify Borrower after any such setoff and application made by Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         10.6     NO WAIVER; CUMULATIVE REMEDIES

         No failure on the part of Lender to exercise, and no delay in exercising, any right, power, privilege or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, powers, privileges and remedies that may otherwise be available to Lender.

         10.7     ENTIRE AGREEMENT; AMENDMENT

         The Loan Documents constitute the entire agreement between Borrower and Lender with respect to the Loan and supersede all prior negotiations, communications, discussions, correspondence and agreements concerning the subject matter hereof. The Loan Documents may be amended or modified only by a written document executed by the parties hereto.

         10.8     NO THIRD PARTY BENEFICIARIES

         This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

         10.9     TIME

         Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

         10.10    SEVERABILITY OF PROVISIONS

         If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         10.11    GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

         10.12    CONFIDENTIALITY

         Lender shall hold all non-public information (which has been identified as such by Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any Governmental Authority or pursuant to legal process; provided, however, that (a) unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any request by any Governmental Authority (other than any such request in connection with an examination of the financial condition of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information, (b) prior to any such disclosure pursuant to this Section, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing
(i) to be bound by this Section and (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section, and (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by any Borrower or Subsidiary.

         10.13    SUBMISSION TO JURISDICTION

         BORROWER AND LENDER EACH HEREBY: (A) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF OREGON AND THE FEDERAL COURTS OF THE UNITED STATES FOR THE DISTRICT OF OREGON FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS; (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS; (C) IRREVOCABLY WAIVES (TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

         10.14    WAIVER OF JURY TRIAL

         BORROWER AND LENDER EACH, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND/OR ANY OTHER OF THE LOAN DOCUMENTS. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT.

         10.15    COUNTERPARTS

         This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Delivery of an executed signature page of this Agreement by fax shall be effective as delivery of a manually executed counterpart hereof.

         10.16    OREGON STATUTORY NOTICE

         UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

         IN WITNESS WHEREOF, this Credit Agreement has been duly executed as of the date first written above.



HOSTPRO, INC.                                    MICRON ELECTRONICS, INC.


By:                                              By:
   -----------------------------                    ----------------------------
Title:                                           Title:
      --------------------------                       -------------------------



                                                 U.S. BANK NATIONAL ASSOCIATION


                                                 By:
                                                    ----------------------------
                                                 Title:
                                                       -------------------------

                                    EXHIBIT A
                                       TO
                                CREDIT AGREEMENT

                                 PROMISSORY NOTE



$5,370,006                                                        July 20, 2001



         FOR VALUE RECEIVED, the undersigned, MICRON ELECTRONICS, INC., a Minnesota corporation and HOSTPRO, INC., a Delaware corporation (each individually referred to as "Borrower" and collectively referred to as "Borrowers"), hereby jointly and severally promise to pay to the order of U.S. BANK NATIONAL ASSOCIATION ("Lender") on the Maturity Date, or at such earlier time as is provided in that certain Credit Agreement between Borrower and Lender dated as of July 31, 2001, (as amended, modified or supplemented from time to time, the "Credit Agreement"), the principal sum of Five Million Three Hundred Seventy Thousand and Six Dollars ($5,370,006), or such lesser amount as shall equal the aggregate outstanding principal balance of the Loan made by Lender to Borrower pursuant to the Credit Agreement.

         This promissory note is the promissory note referred to in, and subject to the terms of, the Credit Agreement. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

         Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement. All payments of principal and interest hereunder shall be made to Lender in lawful money of the United States and in same day or immediately available funds.

         Lender is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Lender's internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Lender's failure to so record such amounts shall not limit or otherwise affect Borrower's obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

         Borrower shall pay all costs of collection, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise). No delay or failure on the part of Lender to exercise any of its rights hereunder shall be deemed a waiver of such rights or any other right of Lender nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion. Borrower and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind, and agree that their liability under this Note shall not be affected by any renewal, postponement or extension in the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

         Borrower's obligations evidenced by this promissory note are secured by the collateral described in the Loan Documents. The Loan Documents describe the rights of Lender and any other holder hereof with respect to the collateral.

         In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

         This promissory note shall be governed by and construed in accordance with the laws of the State of Oregon.

         UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.



HOSTPRO, INC.                                    MICRON ELECTRONICS, INC.


By:                                              By:
   -----------------------------                    ----------------------------
Title:                                           Title:
      --------------------------                       -------------------------

                                    EXHIBIT B
                                       TO
                                CREDIT AGREEMENT

                      NOTICE OF CONVERSION OR CONTINUATION



U.S. Bank National Association
111 SW Fifth Avenue
Portland, OR 97204
Attn:  Ross A. Beaton



         Reference is made to that certain Credit Agreement among Micron Electronics, Inc., a Minnesota corporation, HostPro, Inc., a Delaware corporation, and U.S. Bank National Association dated as of July 20, 2001, (as amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

         1. Pursuant to Section 3.3 of the Credit Agreement and will respect to $__________ of the Loan, Parent hereby requests [the continuation of all or part of outstanding LIBOR Loans with Fixed Rate Terms ending on ___________] [the conversion of all or part of its outstanding Prime Rate Loans], as follows:

                  (a) The effective date of continuation and/or conversion is to be ___________.

                  (b) The aggregate amount of [said outstanding LIBOR Loans that are to be continued as] [said outstanding Prime Rate Loan that are to be converted to] LIBOR Loans, and each requested Fixed Rate Term, are:

                  Amount                       Fixed Rate Term
                  ------                       ---------------
                  $                                       months
                   -----------------           ----------
                  $                                       months
                   -----------------           ----------

                  (c) The aggregate amount of said outstanding LIBOR Loans that are to be continued as a Prime Rate Loan is $___________.

         2. Parent hereby certifies to Lender that, on the date of this Notice of Conversion or Continuation, no Default has occurred and is continuing.

         Dated:  ________________


                                               MICRON ELECTRONICS, INC.



                                               By:
                                                  -----------------------------
                                               Title:
                                                     --------------------------

                                    EXHIBIT C
                                       TO
                                CREDIT AGREEMENT



                     CERTIFICATE OF CHIEF FINANCIAL OFFICER



U.S. Bank National Association
111 SW Fifth Avenue
Portland, OR 97204
Attn:  Ross A. Beaton



         This certificate is furnished pursuant to Section 8.3 of that certain Credit Agreement among Micron Electronics, Inc., a Minnesota corporation, HostPro, Inc., a Delaware corporation, and U.S. Bank National Association dated as of July 20, 2001, (as amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used in this certificate not otherwise defined herein shall have the meaning given them in the Credit Agreement.

         The undersigned hereby certifies that:

         (1) the financial statements of Parent attached hereto for the [quarter] [year] ending _________________, ____ were prepared in accordance with GAAP and fairly present in all material respects Parent's consolidated balance sheet as of the end of such [quarter] [year] and consolidated income and cash flow for such [quarter] [year] and year-to-date (subject to normal year end adjustments and without notes); and

         (2) [no Default existed at any time during such [quarter] [year]] [no Default existed at any time during such [quarter] [year] except for the events described below and a detailed statement of the action which Borrower [has taken] [proposes to take] with respect to each such event is set forth the description of such event below].

         Dated:__________, ____.


                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Chief Financial Officer



                                                                         PAGE 2